Exhibit 10.9

PANTHER EXPEDITED SERVICES, INC.

STOCK OPTION

OPTION CERTIFICATE

This stock option is granted by PTHR Holdings, Inc., a Delaware corporation (the “Company”), to «Name» (the “Participant”), pursuant to the Company’s 2005 Equity Incentive Plan (the “Plan”). All capitalized terms not otherwise defined herein shall have the meaning provided in the Plan.

1. Grant of Option.

(a) This certificate evidences the grant by the Company on                     , 2006 to the Participant of an option to purchase, in whole or in part, on the terms provided herein and in the Plan, a total of              shares of Common Stock, par value $0.01 per share of the Company (the “Shares”) at an exercise price of $             per Share.

(b) The latest date on which this option may be exercised (the “Final Exercise Date”) is the earlier of (i) the tenth anniversary of the date hereof or (ii) the termination hereof in accordance with this certificate or the Plan.

(c) The option evidenced by this certificate is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Vesting during Employment. During the Participant’s Employment, this option shall become vested only as provided in this Section 2 and in Section 4. A portion of the option shall become vested on each of [                    , 2006], [                    , 2007], [                    , 2008], [                    , 2009] and [                    , 2010]. The portion of the option which shall become vested on                     , [2006] shall equal the product of (i) the aggregate number of Shares subject to the option multiplied by (ii) 0.100. The portion of the option which shall become vested on each of [                    , 2007], [                    , 2008], [                    , 2009] and [                    , 2010] shall equal the product of (i) the aggregate number of shares subject to the option multiplied by (ii) 0.225.

3. Vesting After Termination of Employment. Except as provided in this Section 3, no portion of this option shall become vested after the Participant’s Employment is terminated.

(a) Death. If the Participant’s Employment is terminated by reason of the Participant’s death, then:

(A)	the portion of the option that has become vested prior to the date of the Participant’s death shall be exercisable by the Participant’s heirs, executors, administrator or estate at any time on or prior to the earlier of (A) the date which is 120 days after the date of the Participant’s death and (B) the Final Exercise Date, after which time such portion of the option shall terminate;

(B)	the portion of the option that has not become vested prior to the date of the Participant’s death shall immediately terminate.

(b) Termination for Cause. Notwithstanding any other provision of this option, if the Participant’s Employment is terminated for Cause, then this option, to the extent not previously exercised, shall expire and terminate immediately in its entirety, whether or not all or any portion of this option has become vested.

(c) Other Termination. If the Participant’s Employment is terminated by reason other than the Participant’s death or for Cause, then:

(A)	the portion of this option that has become vested prior to the date of such termination of Employment shall be exercisable by the Participant at any time on or prior to the earlier of (A) the date which is 60 days after the date of such termination of Employment and (B) the Final Exercise Date, after which time such portion of the option shall terminate; and

(B)	the portion of the option that has not become vested prior to the date of such termination of Employment shall immediately terminate.

4. Vesting upon Change of Control. If (i) any Change of Control occurs prior to the tenth anniversary of the date hereof and (ii) the Participant is continuously employed by the Company or any of its subsidiaries during the period from the date hereof until the time of such Change of Control, then any portion of the option which has not become vested pursuant to Section 2 above prior to the date of such Change of Control shall become vested immediately prior to such Change of Control. The option shall terminate in its entirety upon the consummation of such Change Of Control.

5. Exercise of Option.

Each election to exercise this option shall be in writing, signed by the Participant or the Participant’s executor, administrator, or legally appointed representative (in the event of the Participant’s incapacity) or the person or persons to whom this option is transferred by will or the applicable laws of descent and distribution (collectively, the “Option Holder”), and received by the Company at its principal office, accompanied by this certificate and payment in full as provided in the Plan. Subject to the further terms and conditions provided in the Plan, the purchase price may be paid by cash or check acceptable to the Administrator or, subject to Section 7 below, through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value (as determined in good faith by the Administrator) equal to the exercise price, or, if so permitted by the Administrator in its sole discretion, (i) at such time, if any, as the Stock is publicly traded, through a broker-assisted exercise program acceptable to the Administrator, (ii) by other means acceptable to the Administrator, or (iii) by any combination of the foregoing permissible forms of payment. In the event that this option is exercised by an Option Holder other than the Participant, the Company shall be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise this option.

6. Equitable Adjustments. In the event that on or before the Final Exercise Date, the Company or any of its subsidiaries shall receive additional equity contributions, or make any acquisitions of any business (by merger, stock or asset purchase, consolidation or otherwise) or dispose of any significant assets of the business of the Company or any of its subsidiaries, the Administrator, in its sole judgment and after consultation with the senior management of the Company, may make any adjustments as may be necessary to equitably reflect the effects of such events.

7. Withholding.

If at the time this option is exercised the Company determines that under applicable law and regulations it could be liable for the withholding of any federal or state tax upon exercise or with respect to a disposition of any Shares acquired upon exercise of this option, this option may not be exercised unless the person exercising this option remits to the Company any amounts determined by the Company to be required to be withheld upon exercise (or makes other arrangements satisfactory to the Company for the payment of such taxes).

8. Nontransferability of Option.

This option is not transferable by the Participant otherwise than by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant (or in the event of the Participant’s incapacity, the person or persons legally appointed to act on the Participant’s behalf).

9. Effect on Employment.

Neither the grant of this option, nor the issuance of Shares upon exercise of this option, shall give the Participant any right to be retained in the employ of the Company, affect the right of the Company to discharge or discipline such Participant at any time or affect any right of such Participant to terminate his or her Employment at any time.

10. Provisions of the Plan.

This option is subject to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the date of the grant of this option has been furnished to the Participant. By accepting the award of this option, the Participant acknowledges and agrees to be bound by the terms of the Plan and this certificate.

IN WITNESS WHEREOF, the Company has caused this option to be executed by its duly authorized officer.

PANTHER EXPEDITED SERVICES, INC.

By:
Name:
Title:

Dated:

ACCEPTANCE AND AGREEMENT OF PARTICIPANT

As of the date first written above, the undersigned, as the Participant named in the option, hereby accepts all of the terms set forth in the option and the Plan and agrees that all of such terms shall be legally binding upon the undersigned and each of the undersigned’s successors, assigns, legal representatives, executors, administrators and heirs.

[Name]